Exhibit 99.1
Carbonite Announces First Quarter 2019 Financial Results
BOSTON, MA - May 2, 2019 - Carbonite, Inc. (NASDAQ: CARB), a global leader in data protection, today announced financial results for the first quarter ended March 31, 2019.
First Quarter 2019 Highlights:

•	Revenue of $81.2 million increased 27% year-over-year.

•	Non-GAAP revenue of $83.0 million increased 28% year-over-year.[1]

•	Net income was $2.0 million, compared to net income of $11.9 million in 2018.

•	Net income per share was $0.06 (basic and diluted), as compared to $0.42 (basic) and $0.40 (diluted) in 2018.

•	Non-GAAP net income per share was $0.45 (basic) and $0.44 (diluted), as compared to $0.29 (basic) and $0.27 (diluted) in 2018.[2]

•	Adjusted EBITDA of $24.9 million, or 30% of non-GAAP revenue, compared to $12.3 million, or 19% of non-GAAP revenue in 2018.[3]
“We had a good first quarter and a strong start to 2019, with first quarter revenue and adjusted EBITDA above the high-end of our guidance,” said Mohamad Ali, CEO of Carbonite. “We are excited to have closed the Webroot acquisition as planned and started the integration process. Together, these leading solutions will provide robust protection of data, devices and networks for our partners and customers."
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
First Quarter 2019 Results:

•
Revenue for the first quarter was $81.2 million, an increase of 27% from $64.0 million in the first quarter of 2018. Non-GAAP revenue for the first quarter was $83.0 million, an increase of 28% from $64.9 million in the first quarter of 2018.[1]

•
Net income for the first quarter was $2.0 million, compared to net income of $11.9 million in the first quarter of 2018. Non-GAAP net income for the first quarter was $15.4 million, compared to non-GAAP net income of $8.1 million in the first quarter of 2018.[2]

•
Net income per share for the first quarter was $0.06 (basic and diluted), compared to net income per share of $0.42 (basic) and $0.40 (diluted) in the first quarter of 2018. Non-GAAP net income per share was $0.45 (basic) and $0.44 (diluted) for the first quarter, compared to non-GAAP net income per share of $0.29 (basic) and $0.27 (diluted) in the first quarter of 2018.[2]

•	Adjusted EBITDA for the first quarter was $24.9 million, compared to $12.3 million in the first quarter of 2018.[3]

•	Gross margin for the first quarter was 74.4%, compared to 71.4% in the first quarter of 2018. Non-GAAP gross margin was 79.5% in the first quarter, compared to 76.1% in the first quarter of 2018.[4]

•
Cash flow from operations for the first quarter was $18.7 million, compared to $3.3 million in the first quarter of 2018. Adjusted free cash flow for the first quarter was $19.7 million, compared to $2.4 million in the first quarter of 2018.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions.

[2]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[3]
Adjusted EBITDA is calculated by excluding the impact of interest expense, net, income taxes, depreciation, amortization, purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense, and acquisition-related expense from net income (loss).

[4]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, and acquisition-related expense.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, and litigation to net cash provided by operating activities.

Business Outlook
Based on the information available as of May 2, 2019, Carbonite expects the following for the second quarter and full year of 2019:
Second Quarter 2019:

Current Guidance (5/2/2019)
GAAP Revenue	$119 - $123 million
Non-GAAP Revenue	$133 - $137 million
Adjusted EBITDA	$34 - $36 million

Full Year 2019:

	Prior Guidance (2/7/2019)	Current Guidance (5/2/2019)
GAAP Revenue	$468 - $482 million	$457 - $471 million
Non-GAAP Revenue	$488 - $502 million	$491 - $505 million
Non-GAAP Gross Margin	80.5% - 81.5%	80.5% - 81.5%
Adjusted EBITDA	$129 - $134 million	$132 - $137 million
Carbonite’s expectations of adjusted EBITDA for the second quarter and full year of 2019 excludes the impact of interest expense, net, income taxes, depreciation, amortization, purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense and acquisition-related expense from net income (loss).
The Company is assuming an effective annual tax rate of 22% and 35.8 million shares outstanding for the full year of 2019.
Conference Call and Webcast Information
Carbonite will host a conference call on Thursday, May 2, 2019 at 5:30 p.m. ET to review these results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode: 5474657.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations”.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense, adjusted EBITDA and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP gross margin to gross margin or adjusted EBITDA to net income (loss) in this press release because we do not provide guidance for amortization expense on intangible assets, depreciation expense, stock-based compensation expense, litigation-related expense, income tax expense, restructuring-related expense, interest expense, and acquisition-related expense as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate the Webroot acquisition and other acquisitions into our operations and achieve the expected operational and financial benefits of such acquisitions and the timing of such benefits, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports businesses on a global scale with secure cloud infrastructure. To learn more, visit www.carbonite.com and follow us on Twitter at @Carbonite.
Carbonite, Inc. serves customers through three brands: Carbonite data protection, Webroot cybersecurity, and MailStore email archiving.

Investor Relations Contact:
Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contact:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Carbonite, Inc.
Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenue:
Services	$71,503	$54,574
Product	9,712	9,452
Total revenue	81,215	64,026
Cost of revenue:
Services	17,102	15,330
Product	383	557
Amortization of intangible assets	3,294	2,425
Total cost of revenue	20,779	18,312
Gross profit	60,436	45,714
Operating expenses:
Research and development	15,807	12,519
General and administrative	20,989	14,460
Sales and marketing	21,765	19,860
Amortization of intangible assets	4,300	939
Restructuring charges	—	862
Total operating expenses	62,861	48,640
Loss from operations	(2,425)	(2,926)
Interest expense	(4,011)	(2,601)
Interest income	965	244
Other income (expense), net	212	12
Loss before income taxes	(5,259)	(5,271)
Benefit for income taxes	(7,262)	(17,215)
Net income	$2,003	$11,944
Net income per share:
Basic	$0.06	$0.42
Diluted	$0.06	$0.40
Weighted-average shares outstanding:
Basic	34,164,957	28,341,633
Diluted	35,294,015	30,043,783

Carbonite, Inc.
Consolidated Balance Sheets (unaudited)
(In thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$252,602	$198,087
Trade accounts receivable, net	50,501	31,569
Prepaid expenses and other current assets	30,742	10,409
Total current assets	333,845	240,065
Property and equipment, net	45,446	34,101
Right-of-use lease assets	55,204	—
Other assets	26,273	13,876
Acquired intangible assets, net	430,297	117,963
Goodwill	541,230	155,086
Total assets	$1,432,295	$561,091
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,942	$2,114
Accrued compensation	154,145	11,620
Accrued expenses and other current liabilities	47,583	15,844
Current portion of deferred revenue	172,432	121,553
Total current liabilities	379,102	151,131
Long-term debt	645,371	118,305
Long-term lease liabilities	51,798	—
Deferred revenue, net of current portion	42,418	29,151
Other long-term liabilities	50,423	5,294
Total liabilities	1,169,112	303,881
Stockholders’ equity
Common stock	372	366
Additional paid-in capital	455,971	451,618
Treasury stock, at cost	(49,276)	(48,522)
Accumulated other comprehensive income	2,015	1,650
Accumulated deficit	(145,899)	(147,902)
Total stockholders’ equity	263,183	257,210
Total liabilities and stockholders’ equity	$1,432,295	$561,091

Carbonite, Inc.
Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net income	$2,003	$11,944
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,149	6,077
Amortization of right-of-use lease assets	1,291	—
Amortization of deferred costs	647	424
(Gain) loss on disposal of equipment	(36)	58
Impairment of capitalized software	—	653
Stock-based compensation expense	4,205	3,737
Benefit for deferred income taxes	(7,318)	(17,662)
Non-cash interest expense related to amortization of debt discount	1,712	1,543
Other non-cash items, net	1	66
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(356)	(4,616)
Prepaid expenses and other current assets	(5,430)	86
Other assets	123	(2,211)
Accounts payable	(870)	(4,214)
Accrued expenses and other current liabilities	7,349	3,016
Other long-term liabilities	(1,388)	252
Deferred revenue	5,662	4,138
Net cash provided by operating activities	18,744	3,291
Investing activities
Purchases of property and equipment	(2,758)	(3,288)
Proceeds from sale of property and equipment and businesses	51	330
Proceeds from maturities of derivatives	6	—
Purchases of derivatives	(6)	(1,403)
Payment for intangibles	—	(1,250)
Payment for acquisition, net of cash acquired[1]	(489,640)	(144,603)
Net cash used in investing activities	(492,347)	(150,214)
Financing activities
Proceeds from exercise of stock options	130	726
Payments of withholding taxes in connection with restricted stock unit vesting	(754)	(550)
Proceeds from long-term borrowings, net of debt issuance costs	531,893	88,984
Net cash provided by financing activities	531,269	89,160
Effect of currency exchange rate changes on cash	(463)	541
Net increase (decrease) in cash, cash equivalents and restricted cash	57,203	(57,222)
Cash, cash equivalents and restricted cash, beginning of period	198,087	128,231
Cash, cash equivalents and restricted cash, end of period[1]	$255,290	$71,009

(1) The payment for acquisition is net of $126.9 million of cash acquired, which includes $2.7 million of restricted cash that is included in the other assets section of the consolidated balance sheet.

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended March 31,
	2019	2018
GAAP revenue	$81,215	$64,026
Add:
Fair value adjustment of acquired deferred revenue	1,753	882
Non-GAAP revenue	$82,968	$64,908

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended March 31,
	2019	2018
Gross profit	$60,436	$45,714
Gross margin	74.4%	71.4%
Add:
Fair value adjustment of acquired deferred revenue	1,753	882
Amortization of intangibles	3,294	2,425
Stock-based compensation expense	424	325
Acquisition-related expense	14	54
Non-GAAP gross profit	$65,921	$49,400
Non-GAAP gross margin	79.5%	76.1%

Reconciliation of GAAP Net Income and Net Income per Share to Non-GAAP Net Income and Net Income per Share

	Three Months Ended March 31,
	2019	2018
GAAP net income	$2,003	$11,944
Add:
Fair value adjustment of acquired deferred revenue	1,753	882
Amortization of intangibles	7,594	3,364
Stock-based compensation expense	4,205	3,737
Litigation-related expense	98	17
Restructuring-related expense	—	862
Acquisition-related expense	9,863	3,620
Non-cash debt interest expense	1,712	1,543
Less:
Income tax effect of non-GAAP adjustments	11,791	17,845
Non-GAAP net income	$15,437	$8,124
GAAP net income per share:
Basic	$0.06	$0.42
Diluted	$0.06	$0.40
Non-GAAP net income per share:
Basic	$0.45	$0.29
Diluted	$0.44	$0.27
GAAP weighted-average shares outstanding:
Basic	34,164,957	28,341,633
Diluted	35,294,015	30,043,783
Non-GAAP weighted-average shares outstanding:
Basic	34,164,957	28,341,633
Diluted	35,294,015	30,043,783

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended March 31,
	2019	2018
Research and development	$15,807	$12,519
Less:
Stock-based compensation expense	946	687
Acquisition-related expense	83	35
Non-GAAP research and development	$14,778	$11,797

General and administrative	$20,989	$14,460
Less:
Stock-based compensation expense	1,958	2,124
Litigation-related expense	98	17
Acquisition-related expense	9,478	3,490
Non-GAAP general and administrative	$9,455	$8,829

Sales and marketing	$21,765	$19,860
Less:
Stock-based compensation expense	877	601
Acquisition-related expense	288	41
Non-GAAP sales and marketing	$20,600	$19,218

Amortization of intangible assets	$4,300	$939
Less:
Amortization of intangible assets	4,300	939
Non-GAAP amortization of intangible assets	$—	$—

Restructuring charges	$—	$862
Less:
Restructuring-related expense	—	862
Non-GAAP restructuring charges	$—	$—

Calculation of Adjusted Free Cash Flow

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$18,744	$3,291
Subtract:
Purchases of property and equipment	2,758	3,288
Free cash flow	15,986	3

Add:
Acquisition-related payments	3,685	1,647
Restructuring-related payments	—	665
Litigation-related payments	—	127
Adjusted free cash flow	$19,671	$2,442

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended March 31,
	2019	2018
Net income	$2,003	$11,944
Adjustments:
Interest expense, net	3,046	2,357
Income tax benefit	(7,262)	(17,215)
Depreciation and amortization	11,149	6,077
EBITDA	8,936	3,163

Adjustments to EBITDA:
Fair value adjustment of acquired deferred revenue	1,753	882
Stock-based compensation expense	4,205	3,737
Litigation-related expense	98	17
Restructuring-related expense	—	862
Acquisition-related expense	9,863	3,620
Adjusted EBITDA	$24,855	$12,281